Exhibit 13



                             JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the common stock, par value $0.01 per share, of CarrAmerica Realty Corporation, a Maryland corporation, and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly agrees that such Statement will be filed on behalf of each of them and authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.


July 28, 2000

                                          SECURITY CAPITAL U.S. REALTY



                                          By:  /s/ Jeffrey A. Cozad
                                              ----------------------------
                                          Name:   Jeffrey A. Cozad
                                          Title:  Managing Director


                                          SECURITY CAPITAL HOLDINGS S.A.



                                          By:  /s/ Jeffrey A. Cozad
                                              ----------------------------
                                          Name:   Jeffrey A. Cozad
                                          Title:  Managing Director